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                                                                    EXHIBIT 3.15

                               STATE OF DELAWARE

                                     [SEAL]

                          OFFICE OF SECRETARY OF STATE

                             ----------------------

         I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF UNIVERSAL CABLE MIDWEST, INC. FILED IN THIS OFFICE ON THE ELEVENTH DAY OF DECEMBER, A.D. 1987, AT 12 O'CLOCK P.M.



                                        /s/ MICHAEL HARKINS
                                        ----------------------------------
                                        Michael Harkins, Secretary of State

     [SEAL]
                                        AUTHENTICATION:     1498349
    877345080                           DATE:               12/11/1987



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                                                                         [STAMP]


                           CERTIFICATE OF INCORPORATION
                                        OF
                           UNIVERSAL CABLE MIDWEST, INC.

         I, the undersigned natural person acting as an incorporator of a corporation (hereinafter called the "Corporation") under the General Corporation Law of Delaware, do hereby adopt the following Certificate of Incorporation for the Corporation;

         FIRST: The name of the Corporation is Universal Cable Midwest, Inc.

         SECOND: The registered office of the Corporation in the State of Delaware is located at Corporation Trust Centre, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

         THIRD: The purpose for which the Corporation is organized is to engage in any and all lawful acts and activity for which corporations may be organized under the General Corporation Law of Delaware. The Corporation will have perpetual existence,

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares, par value $.01 per share, designated Common Stock.

         FIFTH: The name of the incorporator of the Corporation is Ronald A. Woessner and the mailing address of such incorporator is Founders Square, 900 Jackson Street, Dallas, Texas 75202-4499.

         SIXTH: The number of directors constituting the initial Board of Directors is one and the name and mailing address of the person who is to serve as director until the first annual meeting of stockholders or until his successor is elected and qualified is as follows,

              Name                          Address
              ----                          -------
              Lynne M. McGanity             901 Main Street
                                            Suite 2400
                                            Dallas, Texas 75202

         SEVENTH: Directors of the Corporation need not be elected by written ballot unless the By-laws of the Corporation otherwise provide.


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         EIGHTH: No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein "person" means other corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or stockholders are directors, officers or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

         NINTH: The Corporation may indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he (i) is or was a director or officer of the Corporation or
(ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended.

         The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

         As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

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         TENTH: Whenever a compromise or arrangement is proposed between the
Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

         ELEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         I, the undersigned, for the purpose of forming the Corporation under the laws of the State of Delaware, do make, file, and record this Certificate of Incorporation and do certify that the facts stated herein are true and, accordingly, I do hereunto set my hand on December 10, 1987.

                                             /s/ RONALD A. WOESSNER
                                             --------------------------
                                             Ronald A. Woessner


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STATE OF TEXAS           )
                         )
COUNTY OF DALLAS         )

         Be it remembered, that on this 10th day of December, 1987, personally appeared before me, A. E. Anderson, a notary public, Ronald A. Woessner, party to the foregoing Certificate of Incorporation, known to me personally to be such, and I having first made known to him the contents of said certificate, he did acknowledge that he signed and delivered the same as his voluntary act and deed, and deposed that the facts therein stated were truly set forth.

         Given under my hand and seal of office the day and year aforesaid.


                                             /s/ A. E. ANDERSON
                                             ------------------------------
                                             Notary Public in and for the
                                             State of Texas

My Commission Expires:

       [STAMP]
----------------------



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                                                                          PAGE 1




                               STATE OF DELAWARE

                                     [SEAL]

                          OFFICE OF SECRETARY OF STATE

                             ----------------------

         I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY UNIVERSAL CABLE MIDWEST, INC. IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE DATE SHOWN BELOW.


                                        /s/ MICHAEL HARKINS
                                        ----------------------------------
                                        Michael Harkins, Secretary of State

     [SEAL]
                                        AUTHENTICATION:     1572683
    888035045                           DATE:               02/04/1988

[STAMP]                                                                  [STAMP]


                        ASSUMED OR TRADE NAME CERTIFICATE
                                      FOR
                         UNIVERSAL CABLE MIDWEST, INC.

1. The name of the incorporated business as stated in its Certificate of Incorporation is Universal Cable Midwest, Inc. (the "Corporation") and the charter number is 877345080.


2. The principal office of the Corporation is located at 401 North Washington, Plainville, Kansas 67663.

3. The assumed name under which the business or professional service is or is to be conducted or rendered is Colorado Universal Cable Midwest, Inc.

4. The state under the law of which it was incorporated is Delaware and the address of its registered or similar office in that jurisdiction is 1209 Orange Street, Wilmington, Delaware 19801.

5. The address of the registered office of the Corporation in Denver is 1600 Broadway, Denver, Colorado 80202, and its registered agent at such address is The Corporation Company.

6. The Corporation is engaged in the business of constructing, purchasing, selling, operating and managing cable television systems and all business related thereto.

                                         UNIVERSAL CABLE MIDWEST, INC.

                                         By:  /s/ LYNNE M. MCGANITY
                                              ---------------------------------
                                              Lynne M. McGanity, Vice President

                                         By:  /s/ NANCY WALLIN
                                              ---------------------------------
                                              Nancy Wallin, Assistant Secretary

STATE OF TEXAS

COUNTY OF DALLAS

         Before me on this 11th day of February, 1988, personally appeared Lynne
M. McGanity and acknowledged to me that she executed the foregoing certificate for the purposes therein expressed.

                                              /s/ NANCY WALLIN
                                              ---------------------------------
                                                  Notary Public in and for
                                                    the State of Texas

My Commission Expires:

    June 4, 1989
----------------------


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STATE OF TEXAS

COUNTY OF DALLAS




         Before me on this 12th day of February, 1988, personally appeared Nancy Wallin and acknowledged to me that she executed the foregoing certificate for the purposes therein expressed.


                                                  /s/ [ILLEGIBLE]
                                                  ------------------------------
                                                  Notary Public in and for
                                                     the State of Texas

My Commission Expires:


  September 4, 1989
---------------------


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